NEWS RELEASE
Five Below, Inc. Announces Holiday Sales Results for Quarter-To-Date Through January 3, 2026
Net Sales Increase of 23.2% to $1.5 Billion; Comparable Sales Increase of 14.5%
Increases Fourth Quarter and Full Year Fiscal 2025 Outlook

PHILADELPHIA, PA – (January 12, 2026) – Five Below, Inc. (NASDAQ: FIVE) ("Five Below" or the "Company") today announced net sales results for the quarter-to-date period from November 2, 2025 through January 3, 2026 ("Holiday Period"). Net sales for the Holiday Period increased by 23.2% to $1.47 billion from $1.19 billion in the comparable nine-week period from November 3, 2024 through January 4, 2025. Comparable sales for the Holiday Period increased by 14.5%.

Winnie Park, CEO of Five Below, stated, "We are incredibly pleased with our holiday performance, which demonstrates the effectiveness of the strategies we have been executing this year. With our maniacal focus on the customer: the kid and the kid in all of us, we offered amazing, trend-right products at exceptional value and began to create a better-connected customer journey. In combination with tight-knit collaboration and alignment throughout the company, we drove strong, broad-based results. Based on our holiday performance and forecast for January, we are raising our outlook for the fourth quarter and full year."

Ms. Park continued, "I am so proud of the teams and what they have accomplished this year. As we look toward 2026, I am excited by the tremendous opportunities ahead to build upon this momentum. We have clear strategic priorities and confidence in our ability to execute them successfully.”

Updated Outlook
This outlook includes the expected impact of tariffs currently in place and does not include the impact of share repurchases, if any.

Fourth Quarter Fiscal 2025 Outlook
•Net sales of approximately $1.71 billion
•Comparable sales increase of approximately 14.5%
•Diluted income per common share of $3.93 to $3.98 on approximately 55.6 million diluted weighted average shares outstanding; Adjusted diluted income per common share(1) of $3.95 to $4.00
(1) Adjusted diluted income per common share excludes the impact of nonrecurring or non-cash items which includes retention awards, net of income tax impacts.

Full Year Fiscal 2025 Outlook
•Net sales of approximately $4.75 billion
•Comparable sales increase of approximately 12.5%
•Diluted income per common share of $6.10 to $6.15 on approximately 55.5 million diluted weighted average shares outstanding; Adjusted diluted income per common share(2) of $6.30 to $6.35
(2) Adjusted diluted income per common share excludes the impact of nonrecurring or non-cash items which includes retention awards, costs associated with cost-optimization initiatives, execution of the inventory write-off, and costs incurred with the strategic acquisition of certain leases, net of income tax impacts.

As previously announced, management, including CEO Winnie Park and CFO Dan Sullivan, will participate in a fireside chat today at 10:00 a.m. Eastern Time at the 2026 ICR Conference. The event will be webcast live at http://investor.fivebelow.com/. An archived replay will be available two hours after the conclusion of the live event.

Non-GAAP Information:
This press release includes the Company’s current outlook for adjusted diluted income per common share, a non-GAAP financial measure. The Company believes that this non-GAAP financial measure provides its management with comparable financial data for internal financial analysis and provides meaningful supplemental information to investors. Non-GAAP financial measures have limitations as analytical tools. Other companies in the Company's industry may calculate this item differently than the Company does. This measure is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measure prepared in accordance with GAAP.

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be protected by the “safe harbor” provisions therein. Such statements reflect management’s current views and estimates regarding the Company’s industry, business strategy, goals, expectations and outlook concerning its market position, operations, margins, profitability, capital expenditures, liquidity and capital resources, store count potential and other financial and operating information. Investors can identify these statements by the fact that they use words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Although we believe there is a reasonable basis for such forward-looking statements, our actual results may differ materially from these expectations due to risks that include, but are not limited to, risks related to disruption to the global supply chain, increased cost of freight, constraints on shipping capacity to transport inventory or the timely receipt of inventory, risks related to the Company’s strategy and expansion plans, risks related to our ability to attract, retain, and motivate qualified executive talent, risks related to disruptions in our information technology systems and our ability to maintain and upgrade those systems, risks related to our ability to successfully implement our online retail operations, risks related to cyberattacks or other cyber incidents, such as the failure to secure customers’ confidential or credit card information, or other private data relating to our crew or the Company, including the costs associated with protection against or remediation of such incidents, risks related to increased usage of machine learning and other types of artificial intelligence in our business, and challenges with properly managing its use, risks related to our ability to select, obtain, distribute and market merchandise profitably, risks related to our reliance on merchandise manufactured outside of the United States, including risks related to direct and indirect impact of current and potential tariffs imposed, threatened, or proposed by the United States on foreign imports, including, without limitation, the tariffs themselves, any counter-measures thereto (in addition to any applicable foreign trade restrictions, generally) and any indirect effects on consumer discretionary spending, risks related to the availability of suitable new store locations and the dependence on the volume of traffic to our stores and website, risks related to our dependence on our executive officers, senior management and other key personnel or our ability to hire additional qualified personnel, risks related to changes in consumer preferences and economic conditions, risks related to increased operating costs, risks related to inflation and increasing commodity prices and related effects, such as a reduction in our unit sales (including an inability to increase sales), damage to our reputation with our customers, our becoming less competitive in the marketplace or exposure to fraud or theft due to customer payment-related risks, risks related to potential recessions and systematic failure of the banking system in the United States or globally, risks related to natural disasters, adverse weather conditions, pandemic outbreaks, global political events, war, terrorism or civil unrest (including any negative effects to our business and result of operations), risks related to building, operating or expanding shipcenters or network capacity, risks related to our ability to successfully manage inventory balance and inventory shrinkage, quality or safety concerns about the Company’s merchandise (including the impact of product and food safety claims and legislation), increased competition from other retailers including online retailers, risks related to the seasonality of our business, risks related to our ability to protect our brand name and other intellectual property, risks related to customers’ payment methods, risks associated with the restrictions imposed by our indebtedness on our current and future operations, the impact of changes in tax legislation and accounting standards, risks related to our insurance programs and their effect on our financial performance and risks associated with leasing substantial amounts of space and owning real property. For further details and a discussion of these risks and uncertainties, see the Company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements, despite the Company’s reasonable basis for such statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Five Below:
Five Below is a leading growth retailer offering trend-right, extreme value, high-quality products loved by the kid and the kid in all of us. We believe life is better when customers are free to "let go & have fun" in an amazing experience filled with unlimited possibilities. With most items priced between $1 and $5 and some extreme value items priced beyond $5, Five Below makes it easy to say YES! to the newest, coolest stuff across awesome Five Below worlds: Candy, Style, Party, Room, Create, Tech, Sports and New & Now. Founded in 2002 and headquartered in Philadelphia, Pennsylvania, Five Below today has over 1,900 stores in 46 states. For more information, please visit www.fivebelow.com or follow @fivebelow on TikTok, Instagram and Facebook.

Investor Contact:
Five Below, Inc.
Christiane Pelz
Vice President, Investor Relations
Investorrelations@fivebelow.com